EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

NovaStar Financial, Inc., a Maryland corporation, and its subsidiaries

  NovaStar Certificates Financing Corporation, a Delaware corporation
  NFI Holding Corporation, a Delaware Corporation, and its subsidiaries
  NovaStar Asset Management Company, a Delaware corporation
  NovaStar Credit Services, Inc., a Delaware corporation
  NovaStar Real Estate Holdings, Inc., a Delaware corporation
  NovaStar Home Mortgage, Inc., a Delaware corporation, and its subsidiary
  NovaStar Home Mortgage of South Carolina, Inc., a Delaware corporation
  NovaStar Mortgage, Inc., a Virginia corporation, and its subsidiaries
  NovaStar Mortgage Funding Corporation, a Delaware corporation
  NovaStar REMIC Financing Corporation, a Delaware corporation
  NovaStar Certificates Financing, LLC, a Delaware limited liability company
  NovaStar CDO Holdings, Inc., a Delaware corporation, and its subsidiaries
  NovaStar ABS CDO I, Inc., a Delaware corporation
  NovaStar ABS CDO I, Ltd., a Cayman Islands corporation
  NovaStar Mortgage Financing Corporation, a Delaware corporation
  StreetLinks LLC, an Indiana limited liability company
  Tracecorp Settlement Services, LLC, a Delaware limited liability company
  Advent Financial Services, LLC, a Delaware limited liability company
  Corvisa LLC, a Wisconsin limited liability company